EXHIBIT 4.2

                  FORM OF SERIES A PREFERRED STOCK CERTIFICATE

                                     [Front]

Number                Shares                CUSIP No. _____________
-------               -------

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                BILLY DEAD, INC.

This Certifies that *********** is the owner of ********** fully paid and non-assessable

                     SHARES OF THE SERIES A PREFERRED STOCK,
                           PAR VALUE $0.001 PER SHARE,
                              OF BILLY DEAD, INC.,

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended from time to time (the "Certificate of Incorporation"). The Corporation will provide a copy of the Amended and Restated Certificate of Incorporation to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the Amended and Restated Certificate of Incorporation, which shall for all purposes have the same effect as if set forth at this place. Upon receipt of this certificate, the Holder is bound by the Amended and Restated Certificate of Incorporation and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation, this *** day of ***** A.D. 200*.


/s/ JULIE G. LYNN            [Corporate Seal]        /s/ CHARLES F. RYAN III
-----------------                                    -----------------------
Secretary                                            President


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For Value Received, _________________ hereby sells, assign and transfer unto
____________ _________________________ Shares represented by the written
Certificate, and do hereby irrevocably constitute and appoint
______________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________________200_
In the presence of

--------------------------------             --------------------------------

THIS SPACE IS NOT TO BE COVERED IN ANY WAY


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